                                                                       EXHIBIT 1

                               VOTING AGREEMENT

          AGREEMENT, dated as of October 20, 1997, between Terbem Limited, Tinvest Limited, Teribe Limited, TCR International Partners, L.P., Mitvest Limited and Bobst Investment Corp. (collectively, the "TCR Group," and each individually, a "TCR Group Member") and Morton Metalcraft Holding Co., a Delaware Corporation ("Morton Metalcraft").

          WHEREAS, Morton Metalcraft and MLX Corp., a Georgia corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement") pursuant to which Morton Metalcraft will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation;

          WHEREAS, in connection with the Merger Agreement the Company is required to solicit the approval of its shareholders with respect to certain matters, including the Recapitalization, the Merger and the 1997 Stock Plan;

          WHEREAS, each TCR Group Member is the record and Beneficial Owner of, and has the right to vote and dispose of, the number of Owned Shares set forth on the signature page hereto;

          WHEREAS, to induce Morton Metalcraft to enter into the Merger Agreement, the TCR Group has agreed to enter into this Agreement;

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     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the meanings set forth below:

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     "Beneficially Owned" or "Beneficial Ownership" or "Beneficial Owner" with
      ------------------      --------------------      ----------------
respect to any securities means having beneficial ownership of such securities (as determined to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person.

     "Common Stock" means the shares of common stock, par value $.01, of the
      ------------
Company.

     "Merger" shall have the meaning set forth in the recitals to this
      ------
Agreement.

     "Merger Agreement" shall have the meaning set forth in the recitals to this
      ----------------
Agreement.
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     "Owned Shares" means the shares of Common Stock Beneficially Owned by each
      ------------
TCR Group Member on the date hereof, together with any other shares of Common Stock, or any other securities of the Company entitled, or which may be entitled, to vote generally in the election of directors and any other shares of Common Stock or such other securities which may hereafter be Beneficially Owned by each TCR Group Member (including upon exercises of options or otherwise).

     "Person" means an individual, corporation, partnership, joint venture,
      ------
association, trust, unincorporated organization or other entity.

     "Recapitalization" means the recapitalization of the Company as
      ----------------
contemplated by Sections 4.4 and 5.10 of the Merger Agreement.

     "transfer" means, with respect to a security, the sale, transfer, pledge,
      --------
hypothecation, encumbrance, assignment or disposition of such security of the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, transfer shall have a correlative meaning.

     "Voting Period" shall have the meaning set forth in Section 2 of this
      -------------
Agreement.

     "1997 Stock Plan" means the 1997 Stock Option Plan whereby a maximum of
      ---------------
1,166,896 shares of Class A Common Stock, par value $.01 per share, of the Company are authorized to be delivered to certain officers, other key employees, directors and consultants of the Company

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     2.   Voting of Owned Shares; Other Covenants. The TCR Group hereby agrees
          ---------------------------------------
that during the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of this Agreement (such period being referred to as the "Voting Period"), at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Company's stockholders, however called, or in connection with any written consent of the Company's stockholders, subject to the absence of a preliminary or permanent injunction or other requirement under applicable law by any United States federal, state or foreign court barring such action, the TCR Group shall vote (or cause to be voted) all Owned Shares: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement, and the approval and adoption of the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement and this agreement and any actions required in furtherance thereof and hereof; (ii) in favor of the approval and adoption of the Recapitalization and each of the other actions contemplated by the Recapitalization and any actions required in furtherance thereof; and (iii) in favor of the approval and adoption of the 1997 Stock Plan and the terms thereof and each of the other actions contemplated by the 1997 Stock Plan and any actions required in furtherance thereof; and (iv) against any action or agreement that would impede, interfere with, or prevent the Merger, the Recapitalization or the 1997 Stock Plan; and (v) except as otherwise agreed to in writing in advance by Morton Metalcraft, against the following actions (other than the Merger, the Recapitalization and the 1997 Stock Plan and the transactions contemplated by the Merger Agreement, the Recapitalization, the 1997 Stock Plan and
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this Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (II) any sale, lease or transfer of a material amount of the assets or business of the Company or its subsidiaries, or any reorganization, restructuring, recapitalization, special dividend, dissolution, liquidation or winding up of the Company or its subsidiaries; (III) any change in the present capitalization of the Company including any proposal to sell any material equity interest in the Company or any amendment of the certificate of incorporation of the Company and (IV) an election of new members of the Board of Directors of the Company except where the vote is cast in favor of the nominees of a majority of the existing directors of the Company. No TCR Group Member shall enter into any agreement, arrangement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 2 and no TCR Group Member shall transfer any Owned Shares during the terms of this Agreement.

     3.  Representations and Warranties of the TCR Group. The TCR Group hereby
         -----------------------------------------------
jointly and severally represents and warrants to Morton Metalcraft as follows:

          (a) Each TCR Group Member has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform its obligations hereunder. No other proceedings or actions on the part of any TCR Group Member are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
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          (b)  This Agreement has been duly and validly executed and delivered by each TCR Group Member and constitutes the valid and binding agreement of each TCR Group Member, enforceable against each TCR Group Member in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) to the extent subject to equitable defenses and the discretion of the court before which any action for specific performance or injunctive relief may be brought.

          (c) Each TCR Group Member is the recordholder and Beneficial Owner of the number of Owned Shares which, as of the date hereof, is set forth below each TCR Group Member's signature on the signature page hereto. Each TCR Group Member has good and marketable title to all of the Owned Shares of which it is the recordholder and Beneficial Owner, free and clear of all liens, claims, options, proxies, voting agreements (other than this Agreement), security interests, charges and encumbrances. The Owned Shares constitute all of the capital stock of the Company Beneficially Owned by the TCR Group Members, and except for the Owned Shares and shares of Common Stock issuable upon exercise of options held by the TCR Group Members, no TCR Group Member or any of its Affiliates Beneficially Owns or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Common Stock or any securities convertible into Common Stock.

          (d) The TCR Group understands and acknowledges that the TCR Group's execution and delivery of this Agreement acts as an inducement to

Morton Metalcraft's entering into the Merger Agreement and incurring the obligations set forth therein.

          (e) None of the execution and delivery of this Agreement by the TCR Group, the consummation by the TCR Group of the transactions contemplated hereby or compliance by the TCR Group with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of the Company, or (B) result in a violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions, or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any TCR Group Member is a party or by which any TCR Group Member or any of its properties or assets may be bound, or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to any TCR Group Member or any of its properties or assets.

     4.  Representations and Warranties of Morton Metalcraft. Morton Metalcraft
         ---------------------------------------------------
hereby represents, warrants and covenants to the TCR Group as follows:

          (a) Morton Metalcraft is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and is in good standing under the laws of its jurisdiction of incorporation. Morton Metalcraft has all necessary corporate power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The execution and delivery by Morton
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Metalcraft of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Board of Directors of Morton Metalcraft and no other corporate proceedings on the part of Morton Metalcraft are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Morton Metalcraft and constitutes a valid and binding agreement of Morton Metalcraft, enforceable against it in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) to the extent subject to equitable defenses and to the discretion of the court before which any proceeding for specific performance or equitable relief may be brought.

          (c) None of the execution and delivery of this Agreement by Morton Metalcraft, the consummation by Morton Metalcraft of the transactions contemplated hereby or compliance by Morton Metalcraft with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Morton Metalcraft or (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Morton Metalcraft is a party or by which Morton Metalcraft or any of its respective properties or assets may be bound, or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Morton Metalcraft or any of its respective properties or assets.

     5.  Further Assurances. From time to time, at the other party's request
         ------------------
and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     6.  Termination. This Agreement, and all rights and obligations of the
         -----------
parties hereunder, shall terminate upon the earliest of (a) the date on which the Merger Agreement is terminated pursuant to Section 8.1 of the Merger Agreement; (b) January 30, 1998 and (c) by mutual written consent of the TCR Group and Morton Metalcraft.

     7.  Miscellaneous.
         -------------

          (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) The TCR Group agrees that this Agreement and the respective rights and obligations of each TCR Group Member hereunder shall attach to any shares of Common Stock, and any securities convertible into such shares, that may become Beneficially Owned by such TCR Group Member or any of its Affiliates.

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          (c)  Except as otherwise provided in this Agreement and the Merger
Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with respect to any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver, shall be effective only if in writing executed by the waiving party.

          (f) All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or

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when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the address for such party set forth below

               If to the TCR Group:

               Three Cities Research, Inc.
               135 East 57th Street
               New York, NY 10022
               Attention: W. Robert Wright
               Telecopy: (212)980-1142

               Copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Telecopy: (212)757-3990
               Attn: Robert M. Hirsh, Esq.

               If to Morton Metalcraft:

               Morton Metalcraft Holding Co.

               1021 West Birchwood
               Morton, Illinois 61550
               Attention: William D. Morton
               Telecopy: (309)263-1841

               Copy to:

               Husch & Eppenberger
               101 S.W. Adams Street, Suite 800
               Peoria, Illinois 61602-1335
               Attention: Gene A Petersen, Esq.
               Telecopy: (309)637-4928

or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

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          (g)  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and
(b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

          (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (i) This agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

          (j) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including"
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shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

          (k) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
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     In WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   MORTON METALCRAFT HOLDING CO.


                                   By: _________________________
                                   Name:  William D. Morton
                                   Title: President & Chief Executive
                                          Officer

                                   TERBEM LIMITED


                                   By: _________________________
                                       Name:
                                       Title:

                                   Owned Shares:

                                   TINVEST LIMITED


                                   By: _________________________
                                       Name:
                                       Title:


                                   Owned Shares:


                                   TERIBE LIMITED


                                   By: _________________________
                                       Name:
                                       Title:

                                   Owned Shares:

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                                   TCR INTERNATIONAL PARTNERS, LP

                                   By: Three Cities Research, Inc.
                                        its general partner

                                   By: _________________________
                                        Name:
                                        Title:

                                   Owned Shares

                                   MITVEST LIMITED


                                   By: _________________________
                                       Name:
                                       Title:

                                   Owned Shares:

                                   BOBST INVESTMENT CORP.


                                   By: _________________________
                                       Name:
                                       Title:


                                   Owned Shares: